UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2026

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 West 18th Street, 7th Floor New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	WW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New President and Chief Executive Officer and Director

On September 9, 2026, WW International, Inc. (the “Company”) announced the appointment of Stephen J. Bye as President and Chief Executive Officer and as a director of the Company, in each case effective on such date on or prior to November 27, 2026 that is mutually agreed to by the Company and Mr. Bye (the “Commencement Date”). In connection with his appointment as President and Chief Executive Officer, the Company’s board of directors (the “Board”) unanimously elected Mr. Bye as a director effective as of the Commencement Date, and he will serve as a director until the Company’s 2027 annual meeting of shareholders or until his successor is duly elected and qualified or his earlier death, resignation or removal. In connection with his appointment to the Board, the size of the Board will be increased from six to seven directors, effective as of the Commencement Date. There are no arrangements or understandings between Mr. Bye and any other person pursuant to which he was appointed as President and Chief Executive Officer or as a director of the Company. Mr. Bye has no family relationships with any director or executive officer of the Company, and there are no related-party transactions between the Company and Mr. Bye reportable under Item 404(a) of Regulation S-K.

Mr. Bye, age 58, served as President and Chief Executive Officer of Ookla (an Accenture company, which was acquired from Ziff Davis in June 2026), which manages globally recognized brands and services including Speedtest, Downdetector, Ekahau, and RootMetrics, beginning in January 2023. In September 2026, Mr. Bye gave notice of his resignation from his position with Ookla. From November 2019 to January 2023, Mr. Bye served as Executive Vice President and Chief Commercial Officer of DISH Network Corporation’s facilities-based wireless network business, and in 2019 he served as Chief Executive Officer of Connectivity Wireless, a provider of carrier-grade, in-building neutral host wireless solutions. He previously worked at C Spire, a regional wireless and broadband service provider, as President from 2017 to early 2019 and Chief Technology Officer from 2015 through 2016, and served as a director on the board of C Spire in 2019. Prior to that time, Mr. Bye served as Chief Technology Officer of Sprint from 2011 to 2015. Earlier in his career, he held a range of executive positions at Cox Communications, AT&T, BellSouth International, Optus Communications, and Telstra. Mr. Bye received a Bachelor of Engineering in Electrical Engineering from the University of Tasmania and a Bachelor of Science in Banking and Finance from the University of London, in association with the London School of Economics. Mr. Bye currently serves as a director of Inseego Corp. and EchoStar Corporation (and was a director on the board of DISH, prior to its acquisition by EchoStar).

Employment Agreement

On September 8, 2026, the Company entered into an employment agreement with Mr. Bye (the “Employment Agreement”). The material terms of the Employment Agreement are as follows: (i) a base salary of $850,000 per year; (ii) eligibility for an annual, performance-based cash bonus with a target bonus percentage of 125% of base salary (which for 2026 will be guaranteed assuming “target” performance, and pro-rated based on the number of days during 2026 following the Commencement Date); (iii) reimbursement for relocation expenses incurred by Mr. Bye during the six-month period following the date on which the Board determines Mr. Bye’s permanent location of employment, in the aggregate amount of up to $40,000; (iv) a signing bonus in the aggregate amount of $1,500,000, with $1,000,000 payable on or around December 31, 2027 and $500,000 payable on or around December 31, 2028 (the “Signing Bonus”); (v) a signing grant of restricted stock units (“RSUs”) under the Company’s 2025 Stock Incentive Plan (the “2025 Stock Plan”) with a grant date value of $1,000,000, with the number of RSUs calculated using the volume-weighted average price of the Company’s stock as reported on the Nasdaq Global Market for the 20-day trailing period ending on the Commencement Date, to be made on the Commencement Date, which shall vest in full on the 18-month anniversary of the Commencement Date, and with the other terms of such grant consistent with the terms of grants made to other executives (the “Signing RSU Award”); (vi) a grant under the 2025 Stock Plan with a grant date value of $5,100,000, to be made on or as soon as reasonably practicable following January 2027, with the terms of such grant consistent with the terms of grants made to other senior executives (the “Initial Grant”); (vii) commencing in 2028, eligibility to receive an annual grant under the 2025 Stock Plan and pursuant to the Company’s annual incentive equity award program with an annual grant date value of at least 300% of base salary, with the terms of such grants to be consistent with the terms of grants made to other senior executives; and (viii) payment or reimbursement of up to $25,000 of legal fees incurred in connection with the negotiation of the Employment Agreement and related ancillary agreements.

In the event of a termination of Mr. Bye’s employment by the Company without “cause” or by Mr. Bye for “good reason” (each, a “Qualifying Termination”), in addition to any accrued but unpaid base salary and other accrued and unpaid amounts, subject to the execution of a release of claims and continued compliance with his restrictive covenants, Mr. Bye shall be entitled to receive: (i) any unpaid annual bonus for the fiscal year completed prior to such Qualifying Termination (a “Prior Year Bonus”), payable when annual bonuses are paid to other executives; (ii) an amount in cash equal to the base salary plus the target annual bonus, payable in substantially equal installments over the 12-month period following the date of termination; (iii) Company payment for the employer portion of his continued medical insurance coverage under the Company-sponsored health plans (or payment in lieu thereof) (“COBRA Continuation”) for 12 months following the date of termination (or such shorter period of time if he obtains alternative health coverage from another employer); (iv) payment of any portion of the Signing Bonus that is unpaid as of the date of termination; and (v) accelerated vesting of (x) any portion of the Signing RSU Award that is unvested as of the date of termination and (y) a pro-rata portion of the Initial Grant calculated based on the date of termination.

In the event of a Qualifying Termination within the 24-month period following the consummation of a Change in Control (as defined in the 2025 Stock Plan), in lieu of the payments set forth in the immediately preceding paragraph and in addition to any accrued but unpaid base salary and other accrued and unpaid amounts, subject to the execution of a release of claims and continued compliance with his restrictive covenants, Mr. Bye shall be entitled to receive: (i) any accrued and unpaid Prior Year Bonus, payable when annual bonuses are paid to other executives; (ii) a pro-rata annual bonus for the fiscal year in which the Qualifying Termination occurs based on actual performance and pro-rated based on the date of termination (a “Pro-Rata Bonus”), payable when annual bonuses are paid to other executives; (iii) an amount in cash equal to (A) the sum of the base salary plus the target annual bonus multiplied by (B) two, payable in a lump sum within 60 days following the date of termination; (iv) COBRA Continuation for 24 months following the date of termination (or such shorter period of time if he obtains alternative health coverage from another employer); (v) payment of any portion of the Signing Bonus that is unpaid as of the date of termination; and (vi) accelerated vesting of the portion of any equity grants that are unvested and outstanding as of the date of termination.

In the event of a termination of Mr. Bye’s employment due to death or “disability,” in addition to any accrued but unpaid base salary and other accrued and unpaid amounts, subject to the execution of a release of claims and continued compliance with his restrictive covenants, Mr. Bye shall be entitled to receive: (i) any accrued and unpaid Prior Year Bonus, payable when annual bonuses are paid to other executives; (ii) a Pro-Rata Bonus for the year of termination, payable when annual bonuses are paid to other executives; (iii) payment of any portion of the Signing Bonus that is unpaid as of the date of termination; and (iv) accelerated vesting of any portion of the Signing RSU Award that is unvested on the date of termination.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Dissolution of the Interim Office of the Chief Executive

As previously disclosed, in connection with the departure of the Company’s former President and Chief Executive Officer, the Board established an Interim Office of the Chief Executive (the “IOCE”), effective April 3, 2026, comprised of Felicia DellaFortuna, the Company’s Chief Financial Officer, and Jonathan Volkmann, the Company’s Chief Operations Officer, to serve as the principal executive officers of the Company on an interim basis until such time as the Board appointed a successor to the Company’s former President and Chief Executive Officer. In connection with Mr. Bye’s appointment as President and Chief Executive Officer, Ms. DellaFortuna and Mr. Volkmann resigned as members of the IOCE, effective as of the Commencement Date. Upon the Commencement Date, the IOCE will dissolve. Following the dissolution of the IOCE, Ms. DellaFortuna and Mr. Volkmann will continue to serve in their capacities as the Company’s Chief Financial Officer and Chief Operations Officer, respectively.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Mr. Bye has been furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibits.

10.1	Employment Agreement, dated as of September 8, 2026, by and between WW International, Inc. and Stephen J. Bye

99.1	Press Release dated September 9, 2026

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WW INTERNATIONAL, INC.

DATED: September 9, 2026	By:	/s/ Debra Cotter
	Name:	Debra Cotter
	Title:	Chief Legal Officer and Secretary